Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement Nos. 333-24065 and 333-62019 of South Jersey Gas Company on Form S-3 of our reports dated February 16, 2000, appearing in this Annual Report on Form 10-K of South Jersey Gas Company for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 27, 2000